                           ` SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         MARISA CHRISTINA, INCORPORATED
                (Name of Registrant as Specified in its Charter)

                         MARISA CHRISTINA, INCORPORATED
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

            1) Title of each class of securities to which transaction applies:

            2) Aggregate number of securities to which transaction applies:

            3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

            4)          Proposed maximum aggregate value of transaction:

            5)          Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            1)          Amount Previously Paid:

            2)          Form, Schedule or Registration Statement No.:

            3)          Filing Party:

            4)          Date Filed:

                         MARISA CHRISTINA, INCORPORATED
                              8101 Tonnelle Avenue
                         North Bergen, New Jersey 07047

                                                                  April 12, 2002

Dear Stockholder:

            You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Marisa Christina, Incorporated (the "Company"). This meeting will be held at the offices of Mayer, Brown, Rowe & Maw, 1675 Broadway, New York City, New York, at 10:00 AM, local time, on May 16, 2002.

            At the meeting, you are being asked to (i) elect eight directors to the Company's Board of Directors, each for one-year terms expiring at the 2003 Annual Meeting of Stockholders, and (ii) ratify the appointment of KPMG LLP as independent public accountants for the Company.

            The Board of Directors has unanimously approved these proposals and I urge you to vote in favor of these proposals and the other matters submitted to you for a vote at the meeting.

            Your vote is very important and I hope you will be able to attend the meeting. To ensure your representation at the meeting, even if you anticipate attending in person, I urge you to mark, sign, date and return the enclosed proxy card. If you attend, you will, of course, be entitled to vote in person.


                                        Sincerely,

                                        /s/ MICHAEL H. LERNER
                                        --------------------------------------
                                            MICHAEL H. LERNER
                                            Chairman of the Board,
                                            Chief Executive
                                            Officer and President

                         MARISA CHRISTINA, INCORPORATED

                  NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Marisa Christina, Incorporated:

            The 2002 Annual Meeting of Stockholders (the "Annual Meeting") of Marisa Christina, Incorporated, a Delaware corporation (the "Company"), will be held at the offices of Mayer, Brown, Rowe & Maw, 1675 Broadway, New York City, New York, on May 16, 2002, at 10:00 AM, local time, for the following purposes:

            (1) To elect eight directors to the Company's Board of Directors, each to hold office until their successors are elected at the 2003 Annual Meeting of Stockholders;

            (2) To ratify the appointment of KPMG LLP as independent public accountants for the Company for the fiscal year ending December 31, 2002; and

            (3) To transact such other business as may properly be presented at the Annual Meeting or any adjournment thereof.

            A proxy statement with respect to the Annual Meeting accompanies and forms a part of this Notice. The Annual Report of the Company for the fiscal year ended December 31, 2001 also accompanies this Notice.

            The Board of Directors has fixed the close of business on April 2, 2002 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

                                        By order of the Board of Directors,

                                        /s/ S. E. MELVIN HECHT
                                        -----------------------------------
                                            S. E. MELVIN HECHT
                                            Assistant Secretary

North Bergen, New Jersey
April 12, 2002

                             YOUR VOTE IS IMPORTANT

               PLEASE MARK, SIGN, AND DATE THE ENCLOSED PROXY AND
               RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER
                 OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING.

                         MARISA CHRISTINA, INCORPORATED
                              8101 TONNELLE AVENUE
                         NORTH BERGEN, NEW JERSEY 07047

                                 PROXY STATEMENT

            This Proxy Statement is furnished in connection with the solicitation by the board of directors (the "Board of Directors") of Marisa Christina, Incorporated, a Delaware corporation (the "Company"), of proxies for use at the 2002 Annual Meeting of Stockholders of the Company to be held on May 16, 2002, and any adjournment thereof (the "Annual Meeting"). This Proxy Statement and accompanying form of proxy are first being mailed to stockholders on or about April 12, 2002.


                    VOTING SECURITIES; PROXIES; REQUIRED VOTE

VOTING SECURITIES

            The Board of Directors has fixed the close of business on April 2, 2002 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, the Company had outstanding 7,295,065 shares of common stock, par value $.01 per share ("Common Stock"). Holders of Common Stock are entitled to notice of and to vote one vote per share of Common Stock owned as of the Record Date at the Annual Meeting.

PROXIES

            Michael H. Lerner and S.E. Melvin Hecht, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors of the Company to serve in such capacity. Mr. Lerner is Chairman, Chief Executive Officer and President of the Company and Mr. Hecht is the Company's Vice Chairman, Chief Financial Officer, Treasurer and Assistant Secretary. Each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either
(i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.

REQUIRED VOTE

            The holders of at least one-third of the outstanding shares of Common Stock represented in person or by proxy will constitute a quorum at the Annual Meeting. At the Annual Meeting, the vote of a majority in interest of the stockholders present in person or by proxy and entitled to vote thereon is required to elect directors and to ratify the appointment of KPMG LLP as independent public accountants for the Company for the fiscal year ending December 31, 2002.

            The election inspectors appointed for the meeting will tabulate the votes cast in person or by proxy at the Annual Meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.


                                   PROPOSAL 1:

                              ELECTION OF DIRECTORS

            Each director of the Company holds office until his or her successor is duly elected and qualified unless or until his or her earlier death, resignation, retirement, disqualification or removal.

            The nominees for whom the enclosed proxy is intended to be voted are set forth below. Each nominee for election as director currently serves as a director of the Company. It is not contemplated that any of these nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the proxyholder for such person or persons as may be designated by the Board of Directors unless the stockholder has directed otherwise.

            If a stockholder desires to nominate persons for election as directors at the 2003 Annual Meeting of Stockholders of the Company, written notice of such stockholder's intent to make such a nomination must be given and received by the Secretary of the Company at the principal executive offices of the Company either by personal delivery or by United States mail not later than December 15, 2002. Each notice must describe the nomination in sufficient detail for the nomination to be summarized on the agenda for the meeting and must set forth: (i) the name and address, as it appears on the record books of the Company, of the stockholder making the nomination, (ii) a representation that the stockholder is a holder of record of stock in the Company and entitled to vote at the annual meeting of stockholders and intends to appear in person or by proxy at the meeting to present the nomination, (iii) a statement of the class and number of shares beneficially owned by the stockholder, (iv) the name and address of any person to be nominated, (v) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (vi) such other information as would be required to be included in the proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the "SEC") and (vii) the consent of such nominee to serve as a director of the Company if elected. The presiding officer of the 2003 Annual Meeting of Stockholders of the Company shall, if the facts warrant, refuse to acknowledge a nomination not made in compliance with the foregoing procedure, and any such nomination not properly brought before the meeting will not be considered.

NOMINEES FOR ELECTION AS DIRECTORS

                                                                            BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS
                       NAME                         AGE                                 AND OTHER INFORMATION
                       ----                         ---                                 ---------------------
Michael H. Lerner.................................. 57               Mr. Lerner joined the Company in August 1986, and has
                                                                     served as Chief Executive Officer, President and Chairman
                                                                     of the Board since that time.  Prior to joining the Company,
                                                                     Mr. Lerner was President of TFM Industries, Inc.
                                                                     ("TFM"), a maker of moderate sportswear.  He is also a
                                                                     director of Apparel Ventures, Inc., an affiliate of The
                                                                     Jordan Company as well as a director of Educational
                                                                     Housing Services, Inc.

S.E. Melvin Hecht, C.P.A........................... 67               Mr. Hecht joined the Company in December, 1993, and has
                                                                     served as Chief Financial Officer and Treasurer since that time.  In April 1999, he was also named Vice Chairman of
                                                                     the Board of Directors. From 1978 until 1991, Mr. Hecht
                                                                     was a partner at Hertz, Herson & Company, certified public accountants and, since 1991, has served as a financial
                                                                     consultant to various companies.  Prior to 1978, Mr. Hecht was an Executive Office partner at Touche Ross & Co., a
                                                                     predecessor company to Deloitte & Touche, LLP.

G. Michael Dees.................................... 48               Mr. Dees joined the Company in September 1986 and has
                                                                     served as a director of the Company and Executive Vice-
                                                                     President of Design and Merchandising since that time. In
                                                                     April 1999, he was named President of Marisa Christina
                                                                     Apparel. Prior to joining the Company, Mr. Dees was
                                                                     Divisional Merchandise Manager of ladies' sportswear
                                                                     for Belk Stores, Inc.  Mr. Dees also serves as Vice-
                                                                     President for the Board of Directors for Miracle House, a
                                                                     New York nonprofit charity.

Robert Davidoff.................................... 75               Mr. Davidoff has been a director of the Company since
                                                                     1981.  Mr. Davidoff is a Managing Director of Carl
                                                                     Marks & Co., Inc., the general partner of CMNY Capital,
                                                                     L.P. and CMNY Capital II, L.P., and Chairman and Chief
                                                                     Executive Officer of CM Capital Corporation.
                                                                     Mr. Davidoff is also a director of Hubco Exploration, Inc.,
                                                                     Rex Stores Corporation and Aquis Communications, Inc.

Lawrence D. Glaubinger............................. 76               Mr. Glaubinger has been a director of the Company since
                                                                     1981.  Mr. Glaubinger is President of Lawrence Economic
                                                                     Consulting Inc. and a director of Leucadia National Corp.

                                                                            BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS
                       NAME                         AGE                                 AND OTHER INFORMATION
                       ----                         ---                                 ---------------------
Brett J. Meyer..................................... 56               Mr. Meyer has been a director of the Company since
                                                                     October 1994.  Mr. Meyer is a member of the law firm
                                                                     Pryor, Cashman, Sherman & Flynn, LLP.  Mr. Meyer has
                                                                     acted as general counsel to the Company since 1986.
                                                                     Mr. Meyer is a member of the Financial Management
                                                                     Committee of the American Apparel Manufacturers'
                                                                     Association.

Barry S. Rosenstein................................ 42               Mr. Rosenstein has been a director of the Company since
                                                                     October 1994. Mr. Rosenstein is the Managing Partner of
                                                                     JANA Partners, L.P., a hedge fund which he founded in
                                                                     2001. Mr. Rosenstein is also the Managing Partner of
                                                                     Sagaponack Partners, L.P., a private investment
                                                                     partnership, which he co-founded in 1996.  Mr.
                                                                     Rosenstein is also a director of Waterworks, Tuneup
                                                                     Masters, Inc., TestAmerica, Inc., Princeton Photo
                                                                     Network, Inc., Triangle Signs, Inc., Pacific Wireless,
                                                                     Inc. and Revtech, Inc.

David W. Zalaznick................................. 47               Mr. Zalaznick has been a director of the Company since
                                                                     1981.  Mr. Zalaznick is a managing partner of The
                                                                     Jordan Company LLC and Jordan/Zalaznick Capital
                                                                     Company, a private investment firm, which he
                                                                     co-founded in 1982.  Mr. Zalaznick is also a director of
                                                                     Carmike Cinemas, Inc., GEAR for Sports, Inc., Jackson
                                                                     Products, Inc., AmeriKing, Inc., Jordan Industries, Inc.,
                                                                     Kinetek, Inc. and other private companies.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

            In 2001, there were 4 meetings of the Board of Directors (including regularly scheduled and special meetings). With the exception of Mr. Rosenstein who attended 50% of the meetings, during 2001, no director participated in fewer than 75% of the aggregate number of meetings and actions by written consent of the Board of Directors and the committees thereof on which he served.

            The Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee and the Executive Committee. The Board of Directors does not have a Nominating Committee.

            Audit Committee. The Audit Committee recommends the appointment of a firm of independent public accountants to audit the Company's consolidated financial statements, as well as reviews and approves the scope, purpose and type of audit services to be performed by the external auditors. The Audit Committee is composed of Messrs. Glaubinger, Davidoff and Rosenstein. Mr. Rosenstein replaced Mr. Meyer in 2001. Messrs. Glaubinger, Davidoff and Rosenstein are independent (as independence is defined by Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards). The Audit Committee held 2 meetings in 2001. The Company's Board of Directors has adopted a written charter for the Audit Committee which was filed as an appendix to the Company's proxy in 2001. The Report of the Audit Committee is attached hereto as Exhibit A.

            Compensation Committee. The duties of the Compensation Committee are to make recommendations to the Board of Directors concerning the salaries of the Company's officers and to advise the Board of Directors on other compensation and benefit matters. The Compensation Committee is composed of Messrs. Zalaznick, Davidoff and Glaubinger. The Compensation Committee held no meetings in 2001.

            Executive Committee. Except as expressly limited by applicable law or the Company's Amended and Restated Certificate of Incorporation, the Executive Committee exercises all the powers and authorities of the Board of Directors in the management of the business and affairs of the Company between meetings of the full Board of Directors. The Executive Committee is composed of Messrs. Lerner, Hecht and Zalaznick. The Executive Committee conferred by telephone on numerous occasions in 2001.

DIRECTOR COMPENSATION

            Directors who are not employees of the Company receive $8,000 per year for serving as a director. In addition, the Company reimburses directors for their travel and other expenses incurred in connection with attending meetings of the Board of Directors. Each Independent Director of the Company, as defined in the Company's Stock Option Plan (the "Stock Option Plan"), is also entitled to receive an option to purchase 5,000 shares of Common Stock upon his or her appointment to the Board of Directors, subject to the terms and conditions contained in the Stock Option Plan (such options being referred to as "Formula Options").

ADDITIONAL INFORMATION ABOUT MANAGEMENT AND THE BOARD OF DIRECTORS

            Other Business Relationships. Mr. Meyer is a member of the law firm Pryor, Cashman, Sherman & Flynn, LLP which has provided legal services to the Company in the last fiscal year.

                                   PROPOSAL 2:

                     RATIFICATION OF APPOINTMENT OF AUDITORS

            Subject to stockholder ratification, the Board of Directors has appointed KPMG LLP as the independent public accountants for the Company. Representatives of KPMG LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions.

FEES

            Audit Fees. Aggregate fees billed for professional services rendered in connection with the audit of the Company's consolidated financial statements for the year ended December 31, 2001, including the review of the Company's financial statements included in the Forms 10-Q, were $127,000.

            Financial Information Systems Design and Implementation Fees. No fees were paid to KPMG LLP for operating the Company's information system or for designing or implementing a hardware or software system significant to the Company's financial statements.

            All Other Fees. Aggregate fees billed for all other services, primarily income tax services, for the year ended December 31, 2001 were $106,000.

            The Audit Committee has determined that the provision of these services is compatible with maintaining the independence of KPMG LLP.

            If stockholders do not ratify the appointment of KPMG LLP, other certified public accountants will be considered by the Board of Directors.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

                                OTHER INFORMATION

SECURITY OWNERSHIP OF COMMON STOCK OF CERTAIN OWNERS AND MANAGEMENT

            The following table sets forth as of the Record Date, certain information with respect to the number of shares of Common Stock beneficially owned by (i) each director of the Company who beneficially owns Common Stock,
(ii) each executive officer of the Company named in the table below under "Compensation of Executive Officers--Summary Compensation Table" who beneficially owns Common Stock, (iii) all directors and executive officers of the Company as a group and (iv) each person or entity known to the Company to own beneficially (directly or indirectly) more than 5% of the Common Stock. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, except as otherwise noted.

                                                               COMMON STOCK
                                                               BENEFICIALLY       PERCENTAGE
           NAME                                                 OWNED (1)         OWNERSHIP (1)
           ----                                                 ---------         -------------
DIRECTORS AND EXECUTIVE OFFICERS
Michael H. Lerner (2) .....................................     1,059,217            14.5%
S.E. Melvin Hecht .........................................        50,000               *
G. Michael Dees ...........................................       100,052             1.3
Christine M. Carlucci (3) .................................        94,767             1.2
Robert Davidoff (4) .......................................       468,620             6.4
Lawrence D. Glaubinger ....................................       136,135             1.8
Brett J. Meyer (5) ........................................       102,500             1.4
Barry S. Rosenstein .......................................       144,545             1.9
David W. Zalaznick (6) ....................................       348,518             4.7

All Directors and Executive Officers as a Group (9 Persons)     2,504,354            34.3%

OTHER PRINCIPAL STOCKHOLDERS
Edwin Marks (7) ...........................................       785,988            10.7%
WS Capital Management, L.L.C. (8) .........................       682,700             9.3
Marjorie Boas (9) .........................................       609,538             8.3
John W. Jordan II (10) ....................................       590,154             8.0
Dimensional Fund Advisors Inc. (11) .......................       492,500             6.7

----------

*     Denotes beneficial ownership of less than 1%.

(1) Rounded to the nearest tenth and calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. As of the Record Date, there were 7,295,065 shares of Common Stock issued and outstanding.

(2) Mr. Lerner's address is c/o Marisa Christina, Incorporated, 8101 Tonnelle Avenue, North Bergen, New Jersey 07047. Does not include 8,000 shares transferred by gift to Mr. Lerner's adult children in 1996, January 1997, February 1998 and 10,000 shares in March 1999 and April 2000.

(3) Includes 1,000 shares of Common Stock owned in the name of Ms. Carlucci's minor daughters, as to which Ms. Carlucci has voting and investment power. Ms. Carlucci is no longer an employee of the Company and disclosure of her security ownership is made pursuant to Items 402(a)(3) and 403 of Regulation S-K of the General Rules and Regulations under the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act.

(4) Address is c/o Carl Marks & Co., 135 East 57th Street, New York, New York 10022.

(5) Includes 16,000 shares of Common Stock owned by Mr. Meyer's wife, as to which Mr. Meyer disclaims beneficial ownership, and 14,000 shares of Common Stock owned in the name of Mr. Meyer's minor children, as to which Mr. Meyer has voting and investment power.

(6) Includes 14,833 shares of Common Stock owned by the Amy Y. Zalaznick 1995 Irrevocable Trust, 14,834 shares of Common Stock owned by the Jeffrey C. Zalaznick 1995 Irrevocable Trust, and 14,833 shares of Common Stock owned by the Samantha M. Zalaznick 1995 Irrevocable Trust. Mr. Zalaznick's wife is a trustee of each trust, and Mr. Zalaznick disclaims beneficial ownership of these shares. Address is c/o The Jordan Company, 767 Fifth Avenue, 48th Floor, New York, NY, 10153.

(7) Address is c/o CMCO, Inc., 135 East 57th Street, New York, New York 10022. Includes 415,219 shares of Common Stock owned by Mr. Marks' wife, as to which Mr. Marks shares voting and investment power, 10,000 shares owned by the Marks Family Foundation and 51,400 shares owned by CMCO, Inc.

(8)   Address is 300 Crescent Court, Suite 880, Dallas, Texas, 75201.

(9) Address is c/o Carl Marks & Co., 135 East 57th Street, New York, New York 10022.

(10) Represents shares held by the John W. Jordan II Revocable Trust, of which Mr. Jordan is the sole trustee and beneficiary. Mr. Jordan's address is c/o The Jordan Company, 767 Fifth Avenue, 48th Floor, New York, New York 10153.

(11)  Address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.


COMPENSATION OF EXECUTIVE OFFICERS

            Summary Compensation Table

            The following table sets forth a summary of certain information regarding compensation paid or accrued by the Company for services rendered to the Company for the fiscal year ended December 31, 2001, and the two prior fiscal years, paid or awarded to those persons who were, at December 31, 2001:
(i) the Company's chief executive officer and (ii) the Company's four most highly compensated executive officers other than the chief executive officer (collectively, the "Named Executive Officers"), some of which received the same remuneration during the fiscal year ended December 31, 2001. Information for prior years is omitted in accordance with the rules of the SEC.

                                                                                                               Long-Term
                                                                    Annual Compensation                      Compensation
                                                                    -------------------                      ------------
                                                                                         Other Annual         Securities
         Name and Principal Position                  Year      Salary(1)    Bonus(2)   Compensation(3)   Underlying Options
         ---------------------------                  ----      ------        -----      ------------     ------------------
Michael H. Lerner ...............................     2001     $500,000     $     --     $     --                  --
  Chairman, President and Chief Executive Officer     2000      500,000           --           --                  --
                                                      1999      500,000           --           --              80,000

S.E. Melvin Hecht ...............................     2001     $250,000     $     --     $     --                  --
 Vice Chairman of the Board, Chief ..............     2000      250,000           --           --                  --
   Financial Officer and Treasurer ..............     1999      200,000       50,000           --              50,000


G. Michael Dees .................................     2001     $300,000     $     --     $     --                  --
 President - Marisa Christina Apparel ...........     2000      300,000           --           --                  --
                                                      1999      250,000       50,000           --              50,000


Christine M.  Carlucci(4)........................     2001     $175,000     $     --     $     --                  --
 Executive Vice-President of Administration           2000      175,000           --           --                  --
   and Operations and Secretary                       1999      140,000       25,000           --              35,000

----------

(1)   Includes amounts deferred under the Company's 401(k) plan.

(2) The Company grants each of the Named Executive Officers a discretionary annual bonus based on the profitability of operations and other criteria determined by the Board of Directors. See "--Board of Directors Compensation Committee Report on Executive Compensation."

(3) For the periods indicated, no executive officer named in the table received any Other Annual Compensation in an amount in excess of the lesser of either $50,000 or 10% of the total of Annual Salary and Bonus reported for him or her in the two preceding columns.

(4) Ms. Carlucci is no longer an employee of the Company and disclosure of her compensation is made pursuant to Items 402(a)(3) and 403 of Regulation S-K of the General Rules and Regulations under the Securities Act and the Exchange Act.

         Aggregate Option/SAR Exercises in Fiscal 2001 and Year-End Option/SAR Values

            The following table summarizes certain information with respect to the exercises of Company stock options by each of the Named Executive Officers and the value of year-end options beneficially owned by each of the Named Executive Officers.

                                                                                              Value of Unexercised
                                                             Number of Unexercised          In-the-Money Options at
                                                          Options at December 31, 2001        December 31, 2001 (1)
                                                          ----------------------------        ---------------------
                            Shares Acquired     Value
Name                         on Exercise       Realized    Exercisable    Unexercisable    Exercisable    Unexercisable
----                         -----------       --------    -----------    -------------    -----------    -------------
Michael H. Lerner                --               --          32,000         48,000            --               --
S.E. Melvin Hecht                --               --          62,000         30,800            --               --
G. Michael Dees                  --               --          59,200         33,800            --               --
Christine M.  Carlucci(2)        --               --          36,200         21,800            --               --

(1) The option exercise price for all options in 2001 was $1.88 per share, above the closing market price for the Common Stock on December 31, 2001. The above valuations may not reflect the actual valuation of unexercised options as the value of unexercised options fluctuates with market activity.

(2) Ms. Carlucci is no longer an employee of the Company and disclosure of her option ownership is made pursuant to Items 402(a)(3) and 403 of Regulation S-K of the General Rules and Regulations under the Securities Act and the Exchange Act.

EMPLOYMENT AGREEMENTS

            Lerner and Dees Employment Agreements. On January 1, 2001, each of Michael H. Lerner (the "Lerner Employment Agreement") and G. Michael Dees (the "Dees Employment Agreement") renewed employment agreements with the Company (collectively, the "Marisa Employment Agreements"), respectively. Pursuant to the Lerner Employment Agreement, Mr. Lerner is paid an annual base compensation of $500,000 and an annual bonus equal to 4% of the difference of (a) the Company's adjusted operating earnings (which generally will be the Company's earnings, plus (i) any extraordinary or non-recurring items of expense, (ii) interest expense attributable to indebtedness other than indebtedness for working capital purposes, (iii) income tax expense, and (iv) bonus expense for senior executives), over (b) $3.0 million. Pursuant to the Dees Employment Agreement, Mr. Dees is paid an annual base compensation of $300,000 and will be eligible to receive an annual discretionary bonus in an amount determined by the Compensation Committee of the Board of Directors. The Marisa Employment Agreements will expire on December 31, 2003. The Marisa Employment Agreements provide for additional payments upon prior termination, depending on whether termination is (i) by the Company due to death or disability, (ii) by the Company for cause or the executive's retirement, (iii) by the Company without cause or by the executive for good reason or (iv) voluntarily by the executive. If termination is by the Company for death or disability, the Company will pay base salary for the longer of one year or the remaining term of the Agreement, a bonus based on the prior year's bonus allocated to the portion of the bonus year prior to termination, plus any deferred compensation and expense reimbursements owed; if termination is by the Company for cause or the executive's retirement, the Company will pay base salary through termination, plus any deferred compensation and expense reimbursements owed; if termination is by the Company without cause or by the executive for good reason, the Company will pay base salary for the longer of two years or the remaining term of employment, a bonus based upon the highest bonus previously paid to the executive under his employment agreement allocated to the portion of the bonus year prior to termination plus any deferred compensation and expense reimbursements owed; and if termination is voluntary by the executive, then the executive will be entitled to all payments as if termination had been by the Company for cause. Pursuant to the terms of the Marisa Employment Agreements, if the executive voluntarily terminates his employment with the Company or the Company terminates the executive for cause, then the Company has the option to prohibit the executive from engaging in any business similar to the Company for a twelve month period commencing from the executive's date of termination.

BOARD OF DIRECTORS COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

            Compensation Philosophy. The Compensation Committee has devoted considerable attention to developing the Company's compensation philosophy which embodies four primary objectives:

            1. to provide incentives based on value delivered to the Company's stockholders and customers;

            2. to clearly connect individual executive pay action with performance;

            3. to maintain a system of rewards that is competitive with industry standards; and

            4. to attract, motivate and retain executives of the highest quality.

            The Company's compensation programs reflect the Compensation Committee's commitment to the mission, values and performance of the Company. Continuous review and refinement of the Company's compensation practices in response to the changing business environment will serve to reinforce this commitment.

            The most important performance yardstick in the Company's compensation program is the Company's ability to deliver long-term value to stockholders through appreciation in share price, cash flow and earnings. On an ongoing basis, the Compensation Committee will test and refine the compensation program to ensure a high correlation between the level of compensation and these measures. Achieving desirable stockholder returns over a sustained period of time requires management's attention to a number of financial, operational and strategic elements which enables the Company to focus on the on-going requirements of the customer. The Company's compensation program, therefore, focuses executives on actions that directly impact stockholder return and serve the needs of the Company's customers.

            The Compensation Committee uses multiple sources of information to evaluate and establish appropriate compensation practices. The Compensation Committee relies on data from benchmark companies within the apparel industry to assess the Company's relative performance and compensation levels. Benchmark companies are selected by meeting multiple criteria including product lines, markets served, revenue size, revenue source and comparable operations. Consistent with the Compensation Committee's objectives, the Compensation Committee will position its executive compensation targets competitively with the benchmark companies. Annual executive compensation will be below, at or above the competitive target depending on individual and Company performance.

            The Compensation Committee strongly believes that incentive compensation should only be awarded for commensurate performance. The Compensation Committee has approved compensation plans which include high minimum levels of performance to ensure that incentives are paid only when truly earned. The Compensation Committee will follow an annual cycle to administer each of the three components of executive compensation. The integrity of the Company's compensation program relies on a rigorous annual performance evaluation process.

            Description of Compensation Programs. The Company's executive compensation program has three components: base salary, annual incentives and long-term incentives. Base salary and annual incentives are primarily designed to reward current performance. Long-term incentives are primarily designed to provide strong incentives for long-term future performance for executive officers and employees.

                        1. Base Salary. Base salaries are set at levels
            sufficient to attract and retain qualified executives. To accomplish these goals, the Compensation Committee has generally targeted base salaries within a competitive range of average base salaries for similar positions in benchmark companies within the apparel industry. Aggregate base salary increases are intended to parallel increases in the pay levels of the apparel industry as a whole. Individual executive salary increases will strongly reflect the individual's level of performance and, to a lesser extent, trends within the apparel industry.

                        2. Annual Incentive. The Compensation Committee reviews
            and approves an executive bonus plan each year. Bonus payments have generally depended on the Company's performance in achieving revenue, profitability and other operating objectives, the scope of that officer's responsibility, and other significant corporate objectives. Individual performance is also considered in determining bonuses.

                        3. Long-Term Incentives. The Company's current method of
            providing long-term incentive compensation opportunities to its employees is through the use of stock options. The Stock Option Plan allows for the awarding of incentive stock options, non-qualified stock options and stock appreciation rights. The purposes of the Stock Option Plan are to encourage ownership of Common Stock by officers and other key employees of the Company and its subsidiaries, to attract and retain highly qualified personnel for positions of substantial responsibility and to provide additional incentive to promote the success of the Company's business. The incentive provided executives under the Stock Option Plan is directly related to increases in the value of the Company to all stockholders, as measured by the trading price of the Common Stock. The factors considered in determining the size of grants include, but are not limited to, length of service to the Company, performance, contribution to the development of the Company, dedication, and loyalty.

            Discussion of CEO Compensation. Mr. Lerner's salary and annual incentive compensation are determined in accordance with the Lerner Employment Agreement. Under the Lerner Employment Agreement, Mr. Lerner is entitled to an annual incentive bonus, or any discretionary bonus approved by the Compensation Committee and the Board of Directors. See "Employment Agreements." The Compensation Committee believes that Mr. Lerner's base salary and annual incentive are consistent with the compensation levels of competitive benchmark companies, as well as his own managerial effectiveness. No specific weight was assigned to any one factor when Mr. Lerner's total compensation for 2001 was reviewed.

            Compensation Deductible under Section 162(m) of the Internal Revenue Code. On August 10, 1993, the Revenue Reconciliation Act of 1993 (the "Act") was enacted. The Act amended the Code by adding Section 162(m), which eliminates the deductibility of most cash and noncash compensation over $1 million paid to certain "covered employees" (generally defined as a corporation's chief executive officer and its four other highest compensated employees). Contributions to qualified plans, items excluded from the employee's gross income, compensation paid pursuant to a binding agreement entered into on or before February 17, 1993, commission-based compensation, and certain "performance-based" compensation are types of remuneration that are not affected by the deduction limitation. Grants of stock options under the Stock Option Plan will not be considered compensation subject to the Section 162(m) limitation.

            During the fiscal year ended December 31, 2001, none of the Named Executive Officers received total compensation in excess of $1 million. However, it is possible that in some future year some portion of the compensation paid to the Company's chief executive officer and its five other highest compensated employees will not be tax deductible under Section 162(m). The Lerner Employment Agreement has been structured to take into account Section 162(m). If the compensation of any of the Company's other affected executives becomes closer to the $1 million deduction limitation, the Compensation Committee plans to consider the requirements of Section 162(m) and decide what actions, if any, will be taken when setting the compensation levels for these executives.

                                        COMPENSATION COMMITTEE,

                                        David W. Zalaznick
                                        Robert Davidoff
                                        Lawrence D. Glaubinger


            The report of the Compensation Committee and the accompanying Performance Graph shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this proxy statement or any part thereof in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

PERFORMANCE GRAPH

            The following graph compares the Company's cumulative total stockholder return on its Common Stock since December 29, 1997, with the cumulative total return of the S&P 500 and the S&P Textile & Apparel Index. Cumulative total returns are calculated assuming that $100 was invested on December 29, 1997, in each of the Common Stock, the S&P 500 and the S&P Textile & Apparel Index, and the reinvestment of all dividends, if any.

            The price of the Common Stock ranged from a low of $0.50 to a high of $1.75 during the period of January 1, 2001 through December 31, 2001.

                                  [LINE GRAPH]

             Marisa Christina        S&P 500         S&P Textile and Apparel
             ----------------      -----------       -----------------------
12/29/97       100                 100                   100
12/29/98        20.2380952         104.7619048            84.82894444
12/29/99        35.7142857         123.8095238            62.0882437
12/29/00        19.047619          130.952381             72.31345891
12/29/01        17.3809524         127.1428571            33.75051618

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            Messrs. Zalaznick, Davidoff and Glaubinger served as members of the Company's Compensation Committee during the year ended December 31, 2001.

PROXY SOLICITATION EXPENSE

            The expense of the proxy solicitation will be paid by the Company. In addition to the solicitation of proxies by use of the mails, solicitation also may be made by telephone, telegraph or personal interview by directors, officers and regular employees of the Company, none of whom will receive additional compensation for any such solicitation. The Company does not anticipate that the costs and expenses incurred in connection with this proxy solicitation will exceed those normally expended for a proxy solicitation for those matters to be voted on in the Annual Meeting. The Company will, upon request, reimburse brokers, banks and similar organizations for out-of-pocket and reasonable clerical expenses incurred in forwarding proxy material to their principals.

STOCKHOLDER PROPOSALS

            Proposals of stockholders must be received in writing by the Secretary of the Company no later than 120 days in advance of the first anniversary of the date of the mailing of this proxy statement in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2003 Annual Meeting of Stockholders.

            If a stockholder desires to submit a proposal for consideration at the 2003 Annual Meeting of Stockholders, written notice of such stockholder's intent to make such a proposal must be given and received by the Secretary of the Company at the principal executive offices of the Company either by personal delivery or by United States mail not later than December 15, 2002. Each notice must describe the proposal in sufficient detail for the proposal to be summarized on the agenda for the 2003 Annual Meeting of Stockholders and must set forth: (i) the name and address, as it appears on the books of the Company, of the stockholder who intends to make the proposal; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to present such proposal; and (iii) the class and number of shares of the Company which are beneficially owned by the stockholder. In addition, the notice must set forth the reasons for conducting such proposed business at the 2003 Annual Meeting of Stockholders and any material interest of the stockholder in such business. The presiding officer of the 2003 Annual Meeting of Stockholders will, if the facts warrant, refuse to acknowledge a proposal not made in compliance with the foregoing procedure, and any such proposal not properly brought before the 2003 Annual Meeting of Stockholders will not be considered.

OTHER BUSINESS

            The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those enumerated in the Company's Notice of Annual Meeting of Stockholders enclosed herewith. If any other matters do come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion. Any such other matter will require for its approval the affirmative vote of a majority in interest of the stockholders present in person or by proxy at the Annual Meeting, provided a quorum is present or such greater vote as may be required under the Certificate of Incorporation, the Company's Amended and Restated By-laws or the General Corporation Law of the State of Delaware.

                                     By order of the Board of Directors,


                                     S. E. MELVIN HECHT
                                     Assistant Secretary
North Bergen, New Jersey
April 12, 2002

Each stockholder, whether or not he or she expects to be present in person at the Annual Meeting, is requested to MARK, SIGN, DATE and RETURN THE ENCLOSED PROXY in the accompanying envelope as promptly as possible. A stockholder may revoke his or her proxy at any time prior to voting.

                                                                       EXHIBIT A


                        REPORT OF THE AUDIT COMMITTEE OF
                THE BOARD OF DIRECTORS OF MARISA CHRISTINA, INC.


The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited consolidated financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States of America. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standard Board.

The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Committee held two meetings during 2001.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee has also recommended, subject to Board and shareholder approval, the selection of the Company's independent auditors.


                                     AUDIT COMMITTEE,



                                     Lawrence D.  Glaubinger
                                     Robert Davidoff
                                     Barry S. Rosenstein

PROXY                              MARISA CHRISTINA, INCORPORATED       THIS PROXY IS SOLICITED
                                       8101 TONNELLE AVENUE,                 ON BEHALF OF
                                   NORTH BERGEN, NEW JERSEY 07047       THE BOARD OF DIRECTORS

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 16, 2002
    The undersigned stockholder(s) hereby appoint(s) Michael H. Lerner and S.E. Melvin Hecht, and each of them, with power of substitution, as attorneys and proxies for and in the name and place of the undersigned, and hereby authorizes them to represent and to vote all of the shares of Common Stock of Marisa Christina, Incorporated held of record as of April 2, 2001, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Marisa Christina, Incorporated to be held on May 16, 2002 at the offices of Mayer, Brown, Rowe & Maw, 1675 Broadway, New York City, New York, at 10:00 AM local time, and at any adjournment thereof.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND A VOTE FOR PROPOSALS 2 AND 3.

1. ELECTION OF DIRECTORS

[ ]FOR all nominees listed below (except as marked to     [ ]WITHHOLD AUTHORITY to vote for all nominees listed
   the contrary below)                                       below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

MICHAEL H. LERNER                      S.E. MELVIN HECHT                      BRETT J. MEYER
ROBERT DAVIDOFF                        BARRY S. ROSENSTEIN                    G. MICHAEL DEES
LAWRENCE D. GLAUBINGER                 DAVID W. ZALAZNICK

2. RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2001

                     [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before this Annual Meeting of Stockholders.

                                  [ ] FOR              [ ] AGAINST

                 (continued, and to be signed, on reverse side)

                          (continued from other side)

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for proposals 1, 2 and 3.

                                              Please sign exactly as the name
                                              appears on your stock certificate.
                                              When shares are held by joint
                                              tenants, both should sign. When
                                              signing as attorney, executor,
                                              administrator, trustee or
                                              guardian, please give title as
                                              such. When signing as a
                                              corporation, please sign in full
                                              corporate name by President or
                                              other authorized officer. If you
                                              sign for a partnership, please
                                              sign in partnership name by an
                                              authorized person.

                                              Dated: -------------------- , 2002

                                              ----------------------------------
                                                          SIGNATURE

                                              ----------------------------------
                                                 SIGNATURE (IF HELD JOINTLY)

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.